Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "ICAHN ENTERPRISES L.P." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF LIMITED PARTNERSHIP, FILED THE SEVENTEENTH DAY OF FEBRUARY, A.D. 1987, AT 11:30 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWELFTH DAY OF OCTOBER, A.D. 1993, AT 9 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TENTH DAY OF MAY, A.D. 2002, AT 9 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "AMERICAN REAL ESTATE PARTNERS, L.P." TO "ICAHN ENTERPRISES L.P.", FILED THE SEVENTEENTH DAY OF SEPTEMBER, A.D. 2007, AT 1:45 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED PARTNERSHIP, "ICAHN ENTERPRISES L.P.".

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

2117726 8100H

071024374

AUTHENTICATION: 6005901

DATE: 09-18-07

8700480192

FILED
11:30 AM
FEB 17 1987

CERTIFICATE OF LIMITED PARTNERSHIP
OF
AMERICAN REAL ESTATE PARTNERS, L.P.

This Certificate of Limited Partnership of American Real Estate Partners, L.P. (the "Partnership"), dated February 13, 1987, is being duly executed and filed by American Property Investors, Inc., as sole General Partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. §17-101 et seq.).

1. The name of the limited partnership formed hereby is American Real Estate Partners, L.P.

2. The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3. The name and mailing address of the sole general partner of the Partnership is:

   American Property Investors, Inc.
   666 Third Avenue
   New York, New York 10017

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first above written.

GENERAL PARTNER

AMERICAN PROPERTY INVESTORS, INC.

By: ______________________
Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/12/1993
932875111 - 2117726

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

AMERICAN REAL ESTATE PARTNERS, L.P.

AMERICAN REAL ESTATE PARTNERS, L.P., a limited partnership organized under the Delaware Revised Uniform Partnership Act (the "Act"), for the purpose of amending its Certificate of Limited Partnership pursuant to section 17-202 of the Act, hereby certifies that effective on July 19, 1993 Paragraph 2 of the Certificate of Limited Partnership is amended to read in its entirety as follows:

> The address of the registered office of the Partnership in Delaware is: 1013 Centre Road, in the city of Wilmington, in the county of New Castle. The Partnership's registered agent at that address is: Corporation Service Company.

IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by a general partner thereunto duly authorized and by each general partner designated herein as a new general partner as of the 19th day of July, 1993.

By: [signature], VP
Type Name: HENRY J. GERARD
General Partner
American Property Investors, Inc.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/10/2002
020301234 - 2117726

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

AMERICAN REAL ESTATE PARTNERS, L.P.

It is hereby certified that:

FIRST: The name of the limited partnership (hereinafter called the "partnership") is American Real Estate Partners, L.P.

SECOND: Pursuant to provisions of Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership is hereby amended by adding the following paragraph 4:

> "4. This Agreement will be deemed to include all provisions required by the New Jersey Casino Control Act and the regulations thereunder and to the extent that anything contained in this Agreement is inconsistent with the Casino Control Act, the provisions of the Casino Control act shall govern. All provisions of the Casino Control Act, to the extent required by law, to be included in this Agreement, or incorporated herein by references are fully stated in this Agreement.
>
> Any securities of the Partnership are held, subject to the condition that if a holder thereof is found to be disqualified by the Casino Control Commission pursuant to the provisions of the Casino Control Act, such holder shall dispose of his interest in the Partnership in accordance with the Casino Control Act."

The undersigned, a general partner of the partnership, executed this Certificate of Amendment on May 9, 2002.

AMERICAN PROPERTY INVESTORS, INC., its general partner

By: [signature]
John P. Saldarelli, Vice President

(31160 / 1090 / 00508423 / 5/9/02 /)

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:56 PM 09/17/2007
FILED 01:45 PM 09/17/2007
SRV 071021962 - 2117726 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF
AMERICAN REAL ESTATE PARTNERS, L.P.

It is hereby certified that:

FIRST: The name of the limited partnership is American Real Estate Partners, L.P. The partnership hereby amends its Certificate of Limited Partnership as follows:

SECOND: Pursuant to provisions of Section 17-202, Title 6, Delaware Code, Article **FIRST** of the Certificate of Limited Partnership is hereby amended to read, in its entirety, as follows:

FIRST: The name of the limited partnership is:

ICAHN ENTERPRISES L.P.

THIRD: Pursuant to the provisions of Section 17-202, Title 6, Delaware Code, Article **THIRD** of the Certificate of Limited Partnership is hereby amended to reflect the name change of sole general partner from American Property Investors, Inc. to Icahn Enterprises G.P. Inc., along with their mailing address change, so that, as amended, Article **THIRD** will read as follows:

ICAHN ENTERPRISES G.P. INC.
767 Fifth Avenue, Suite 4700
New York, NY 10153

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment, this 17th day of September, 2007.

ICAHN ENTERPRISES G.P. INC.,
its General Partner

By: **/s/ Keith A. Meister**
Keith A. Meister
Principal Executive Officer